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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM 8-K
                            ------------------------

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 27, 2000

                                  AVNET, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           NEW YORK                         1-4224                        11-1890605
 (STATE OR OTHER JURISDICTION             (COMMISSION                  (I.R.S. EMPLOYER
       OF INCORPORATION)                 FILE NUMBER)                 IDENTIFICATION NO.)

          2211 SOUTH 47TH STREET, PHOENIX, ARIZONA                        85034
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE -- (480) 643-2000

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS.

     In connection with registration statements to be filed by Avnet, Inc. ("Avnet") pursuant to the Securities Act of 1933, the following pro forma financial information relating to the acquisition by Avnet of Marshall Industries ("Marshall") on October 20, 1999 is filed herewith. The acquisition was previously reported in a Form 8-K of Avnet bearing cover date of October 20, 1999.

                                                              PAGES
                                                              -----
Introduction................................................      3
Unaudited Pro Forma Condensed Consolidated Statement of
  Income for the fiscal year ended June 30, 2000............      4
Notes to Unaudited Pro Forma Condensed Consolidated
  Statement of Income.......................................      5

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         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                  INTRODUCTION

     The following Unaudited Pro Forma Condensed Consolidated Statement of Income for the fiscal year ended June 30, 2000 has been prepared to illustrate the effect of the merger of Marshall into Avnet. Avnet's actual consolidated balance sheet at June 30, 2000 includes the impact of the October 20, 1999 acquisition of Marshall and accordingly, a pro forma balance sheet is not applicable. The Unaudited Pro Forma Condensed Consolidated Statement of Income is based on the historical consolidated financial statements of Avnet for the fiscal year ended June 30, 2000 and the historical consolidated financial statements of Marshall for the period covering July 1, 1999 through October 20, 1999, the date of the merger of Marshall into Avnet.

     The Unaudited Pro Forma Condensed Consolidated Statement of Income for the fiscal year ended June 30, 2000 assumes that the merger had been consummated as of the first day of Avnet's fiscal year 2000 (July 3, 1999).

     The pro forma adjustments are based on preliminary estimates, which are derived from available information and certain assumptions. Although Avnet believes, based on available information, that the fair values and allocation of the merger consideration included in the unaudited pro forma condensed consolidated statement of income are reasonable estimates, final purchase accounting adjustments will be made on the basis of future evaluations and estimates. As a result, the final allocation of costs related to the merger may differ significantly from that presented herein. The Unaudited Pro Forma Condensed Consolidated Statement of Income excludes any potential benefits that might result from the merger due to synergies that may be derived and from the elimination of any duplicate costs other than those benefits actually realized since the merger of Marshall into Avnet, which are included in Avnet's results for the period from October 20, 1999, the date of the acquisition of Marshall, through June 30, 2000. As indicated in Note 1 on page 4, Avnet's actual fiscal year results include adjustments to reflect acquisition related costs relating to restructuring, integration, abandonment of assets and other similar items in connection with the acquisition of Marshall. The Unaudited Pro Forma Condensed Consolidated Statement of Income does not purport to be indicative of the results that actually would have occurred if the merger occurred on July 3, 1999 or of results which may be obtained in the future. The Unaudited Pro Forma Condensed Consolidated Statement of Income should be read in conjunction with
(1) the Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Income which appear in this Report; (2) the historical condensed consolidated financial statements and accompanying notes for Marshall at August 31, 1999 and for the first quarter then ended, which appear in Avnet's Current Report on Form 8-K bearing cover date of October 20, 1999; and (3) the historical condensed consolidated financial statements and accompanying notes for Avnet at June 30, 2000 and for the fiscal year then ended, which appear in its Annual Report on Form 10-K for the fiscal year ended June 30, 2000.

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                      AVNET, INC. AND MARSHALL INDUSTRIES

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    FOR THE FISCAL YEAR ENDED JUNE 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

     The following unaudited pro forma condensed consolidated statement of income for the fiscal year ended June 30, 2000 assumes that the merger was completed as of July 3, 1999.

                                                    FISCAL YEAR ENDED JUNE 30, 2000
                                            -----------------------------------------------------
                                                                       PRO FORMA
                                             AVNET(1)     MARSHALL    ADJUSTMENTS      PRO FORMA
                                            ----------    --------    -----------      ----------
Sales.....................................  $9,172,205    $562,710                     $9,734,915
Cost of sales.............................   7,883,719     477,755                      8,361,474
                                            ----------    --------                     ----------
Gross profit..............................   1,288,486      84,955                      1,373,441
Operating expenses........................     954,500      61,241      $ 1,100(a)      1,016,841
                                            ----------    --------      -------        ----------
Operating income..........................     333,986      23,714       (1,100)          356,600
Interest expense..........................     (84,328)     (3,320)      (5,422)(b)       (93,070)
Other income, net.........................       4,873        (258)        (572)(b)         4,043
                                            ----------    --------      -------        ----------
Income before taxes.......................     254,531      20,136       (7,094)          267,573
Income taxes..............................     109,390       8,405       (2,409)(c)       115,386
                                            ----------    --------      -------        ----------
Net income................................  $  145,141    $ 11,731      $(4,685)       $  152,187
                                            ==========    ========      =======        ==========
Earnings per share(d)(e):
  Basic...................................  $     1.77                                 $     1.76
                                            ==========                                 ==========
  Diluted.................................  $     1.75                                 $     1.74
                                            ==========                                 ==========
Shares used to compute earnings per
share(d)(e)
  Basic...................................      82,213                                     86,296
                                            ==========                                 ==========
  Diluted.................................      83,124                                     87,296
                                            ==========                                 ==========

---------------

(1) The condensed consolidated statement of income for Avnet for its fiscal year ended June 30, 2000 includes incremental special charges associated with:
    (i) the reorganization of it's Electronics Marketing European operations amounting to $9,177, (ii) the integration of acquired businesses into Avnet amounting to $31,679, (iii) the reorganization of the Company's Electronics Marketing Asian operations, amounting to $5,409 and (iv) costs incurred in connection with its lawsuit against Wyle Laboratories, Inc. amounting to $2,699. The negative effect on fiscal 2000 income before taxes, net income and diluted earnings per share were $48,964, $30,426 and $0.37, respectively.

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                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    ($ IN THOUSANDS, EXCEPT PER SHARE DATA)

1. AVNET HISTORICAL FINANCIAL DATA

     The historical data presented represents the statement of income of Avnet for the fiscal year ended June 30, 2000. The condensed consolidated statement of income for Avnet for its fiscal year ended June 30, 2000 includes incremental special charges associated with (a) the reorganization of it's Electronics Marketing European operations amounting to $9,177, (b) the integration of acquired businesses into Avnet amounting to $31,679, (c) the reorganization of the Company's Electronics Marketing Asian operations amounting to $5,409 and (d) costs incurred in connection with its lawsuit against Wyle Laboratories, Inc. amounting to $2,699. The total amount of special charges recorded in fiscal 2000 amounted to $48,964 pre-tax, $30,426 after-tax and $0.37 per share on a diluted basis. More detailed information can be found in the consolidated financial statements and the accompanying notes which appear in Avnet's Form 10-K for the fiscal year ended June 30, 2000.

2. MARSHALL HISTORICAL FINANCIAL DATA

     The historical data presented represents the statement of income for the period July 1, 1999 through October 20, 1999, the date of Avnet's acquisition of Marshall. As permitted by regulations of the Securities and Exchange Commission, Marshall's operations for the month ended June 30, 1999 have been omitted from the Unaudited Proforma Condensed Consolidated Statement of Income. Marshall's sales, gross profit, operating income, income before taxes and net income for the month of June 1999 were $143,487, $21,440, $5,409, $4,173 and $2,253, respectively.

3. PRO FORMA ADJUSTMENTS

     Avnet expects to achieve operating efficiencies from the merger. It is anticipated that cost savings will result principally from such areas as warehousing, sales facilities, administration, operations and computer systems. Such anticipated cost savings other than those cost savings actually achieved from the date of acquisition through June 30, 2000, the end of Avnet's fiscal year, have not been reflected in the accompanying pro forma condensed consolidated statement of income.

     (a) Adjustment to reflect the incremental amortization of estimated goodwill determined on a straight-line basis over 40 years resulting from the purchase accounting related to the merger amounting to $1,100. The amount of the incremental amortization of estimated goodwill takes into account the fact that the Marshall historical statements of income already include amortization of goodwill which will be part of the goodwill recorded by Avnet following the merger.

     (b) Adjustment to reflect the net increase in interest expense and the decrease in interest income, based upon a presumption of, but not a commitment for, the execution of the transactions described below:

                                                                      FISCAL YEAR ENDED
                                                                       JUNE 30, 2000
                                                                      ----------------
                                                                       (IN THOUSANDS)
        Proposed issuance of short-term borrowings at an assumed
          interest rate of 6%.......................................      $ 8,742
        Elimination of interest on certain Marshall debt which is
          assumed repaid............................................       (3,320)
                                                                          -------
        Net increase in interest expense............................      $ 5,422
                                                                          =======
        Decrease in interest income (included in 'Other income
          (expense), net') resulting from the utilization of
          available cash and interest-bearing investments...........      $   572
                                                                          =======

        A 1/8% change in interest rates will result in a change in interest expense of $297 per annum.

     (c) The income tax impact, assuming an effective tax rate of 40.2%, applied to the deductible pro forma adjustments to the Condensed Consolidated Statement of Income described above. (Note: the amortization of goodwill described in note (b) above is not tax benefitted.)

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     (d) Assumes the issuance of 6,818,000 shares (or 13,636,000 shares as adjusted to reflect the two-for-one stock split to be distributed on September 28, 2000) of Avnet common stock from treasury to consummate the merger and additional diluted shares of 177,000 (or 354,000 shares as adjusted to reflect the two-for-one stock split to be distributed on September 28, 2000) relating to the conversion of Marshall stock options into Avnet stock options.

     (e) All share and per share data have been restated to reflect a two-for-one split of the Company's common stock, approved by the Board of Directors on August 31, 2000. These shares are to be distributed on September 28, 2000 to shareholders of record on September 18, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits:

        EXHIBIT NO.
        -----------
             2        Amended and Restated Agreement and Plan of Merger dated as of June 25, 1999, between Avnet, Inc. and Marshall
                      Industries, filed as Appendix A to the Joint Proxy
                      Statement/Prospectus constituting Part I of Avnet's
                      Registration Statement on Form S-4, Registration No.
                      333-86721, and incorporated herein by reference.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          AVNET, INC.
                                          (Registrant)

                                          By:     /s/ RAYMOND SADOWSKI
                                            ------------------------------------
                                            Raymond Sadowski
                                            Senior Vice President and
                                            Chief Financial Officer

Date: September 27, 2000


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